                                                                 Exhibit 6 (iii)

[State of Texas logo]

Texas Department. of Insurance

Financial, Company Licensing & Registration, Mail Code 305-2C
333 Guadalupe 9.0. Box 149104, Austin, Texas 78714-9104


STATE OF TEXAS SECTION

COUNTY OF TRAVIS

The Commissioner of Insurance, as the chief administrative and executive officer and custodian of records of the Texas Department of Insurance has delegated to the undersigned the authority to certify the authenticity of documents filed with or maintained by or within the custodial authority of the Company Licensing & Registration Division of the Texas Department of Insurance.

Therefore, I hereby certify that the attached documents are true and correct copies of the documents described below. I further certify that the documents described below are filed with or maintained by or within the custodial authority of the Company Licensing & Registration Division of the Texas Department of Insurance.

Amendment to Articles of Incorporation for AMERICAN GENERAL ANNUITY INSURANCE COMPANY, Amarillo, Texas changing its name, effective March 1, 2002 to AIG ANNUITY INSURANCE COMPANY along with Commissioner's Order No. 01-l 187, dated December 17, 2001, altogether, consisting of ten (10) pages.

IN TESTIMONY WHEREOF, witness my hand and seal of office at Austin, Texas, this 9" day of January 2002.

                              JOSE MONTEMAYOR
                              COMMISSIONER OF INSURANCE

                              BY:  /s/  Jeff Hunt
                                   Jeff Hunt, Admissions Officer
                                   Company Licensing & Registration Division
                                   Order No. 01-0692

                                 OFFICIAL ORDER
                                     of the

                            COMMISSIONER OF INSURANCE

                                     of the

                                 STATE OF TEXAS

                               Date: Dec 17, 2001

SUBJECT CONSIDERED:

                   AMERICAN GENERAL ANNUITY INSURANCE COMPANY
                                 Amarillo, Texas
                                TDI No. 01-90880

                   AMENDEMENT TO THE ARTICLES OF INCORPORATION
                             DOCKET NO. R - 01-1049

General remarks and official action taken:

On this day came on for consideration by the Commissioner of Insurance, the application of AMERICAN GENERAL ANNUITY INSURANCE COMPANY, Amarillo, Texas, for approval of an amendment to the Articles of Incorporation changing its name, effective March 1, 2002, from AMERICAN GENERAL ANNUITY INSURANCES COMPANY to

AIG ANNUITY INSURANCE COMPANY. Since the amendment to the Articles of Incorporation involves only a change of name, a hearing is not required by law.

Action by AMERICAN GENERAL ANUITY INSURANCE COMPANY as required and permitted by TEX. INS. CODE ANN. art. 1.14 and art. 3.05, has been. evidenced to the Commissioner of Insurance. The amendment is properly supported by the required documents, which evidence that the name AIG ANNUITY INSURANCE COMPANY, is not so similar to that of any other insurance company as to be likely to mislead the public. A Name Change Endorsement, Form Number R349-01, has been filed with the Life/Health Division of the Texas Department of Insurance.

Based upon the evidence submitted, it is hereby ORDERED by the Commissioner of Insurance that such amendment be, and the same is hereby approved, effective March 1, 2002.

                                              JOSE MONTEMAYOR
                                              COMMISSIONER OF INSURANCE

                                        BY:   /s/ Godwin Ohaechesi
                                              Godwin Ohaechesi, Director
                                              Company Licensing & Registration
                                              Order 01-0692

Recommended by:


/s/ Loretta Calcieron
Loretta Calcieron, Insurance specialist
Company Licensing & Registration

                             ARTICLES OF AMENDEMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                   AMERICAN GENERAL ANNUITY INSURANCE COMPANY


                                   ARTICLE ONE

         The name of the corporation is American General Annuity Insurance Company (" the Corporation").


                                  ARTICLE TWO

         The following amendment to the Articles of Incorporation was adopted by the unanimous written consent of the Corporation 's sole shareholder on November 16; 2001. Article One is amended to read:

                                  "Article One


"The name of this Corporation shall be AIG Annuity Insurance Company."

                                  ARTICLE THREE

         All of the issued and outstanding capital stock shares of the Corporation are owned by WNL Holding Corp., which voted all of'such shares unanimously for the amendment by written consent. The number of shares of common stock outstanding and entitled to vote on such amendment was 50,000. The number of shares of common stock voted "For" the amendrncnt was 50,000, and the number of shares voted "Against "the amendment was 0.

                                  ARTICLE FOUR

         The purpose of the amendment to the Articles of Incorporation is to change the Corporation's name from American General Annuity Insurance Company to AIG Annuity Insurance Company. The amendment shall be effective as of March 1, 2002.

Dated this 16th of November, 2001

                                      American General Annuity Insurance Company

                                      By:   /s/ Bruce Adams
                                            Its President

STATE OF TEXAS           Section
                         Section
COUNTY OF HARRIS         Section



         I, a Notary Public, do hereby certify that on this 16th day of November, 2001, personally appeared Bruce R. Abrams, who being by me first duly sworn, declared that he is the President of American General Annuity Insurance Company, that he signed the foregoing document as President of such Corporation, and that the statements contained therein are true and correct.

                                                       /s/ Clara S. Wilbanks

                                                       Clara S. Wilbanks
                                                       My commission expires
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                                 OFFICIAL ORDER
                                     of the
                            COMMISSIONER OF INSURANCE

                                     of the
                                 STATE OF TEXAS
                                  AUSTIN TEXAS

                               Date: FEB 25, 1998

Subject Considered:

                     WESTERN NATIONAL LIFE INSURANCE COMPANY
                                Amarillo, Texas.
                                TDI No. 01-90880

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                  CONSENT ORDER
                              DOCKET NO. C-98-0072


General remarks and official action taken:

On this day came on for consideration by the Commissioner of Insurance, pursuant to TEX. INS. CODE ANN. art. 3.05 and TEX. BUS. CORP. ACT art. 4.02 and art, 4.04, the application of WESTERN NATIONAL LIFE INSURANCE COMPANY, Amarillo, Texas, hereinafter referred to as "APPLICANT", for approval of its Amended and Restated Articles of Incorporation changing its name from WESTERN NATIONAL LIFE INSURANCE COMPANY to AMERICAN GENERAL ANNUITY INSURANCE COMPANY.

Staff for the Texas Department of Insurance and the duly authorized representative of APPLICANT, have consented to the entry of this order as evidenced by their signatures hereto and request the Commissioner of Insurance informally dispose of this matter pursuant to the provisions of TEX. INS. CODE ANN. art. 1.33 (e), TEX. GOV'T CODE ANN Section 2001.056, and 28 TEX. ADMIN. CODE Section 1.47.

                                     WAIVER

APPLICANT acknowledges the existence of its right to the issuance and service of notice of hearing, a public hearing, a proposal for decision, rehearing by the Commissioner of Insurance, and judicial review of this administrative action, ..as provided for in TEX. .INS. CODE ANN. art. 1.04 and TEX. GOV'T CODE ANN.Sections 2001.051, 2001.052, 2001.145 and 2001.146, and by the
signature of its duly authorized representative on this order, has expressly waived each and every such right and acknowledges the jurisdiction of the Commissioner of Insurance.

                                FINDINGS OF FACT

Based upon the express consent of APPLICANT and the recommendation of the Texas Department of Insurance staff, the Commissioner of Insurance makes the following findings of fact:

COMMISSIONER'S ORDER
WESTERN NATIONAL LIFE INSURANCE COMPANY
PAGE 2 OF 3


1.       APPLICANT is a domestic stock life insurance company.

2. Action by the Board of Directors and the Shareholders of APPLICANT authorizing the proposed Amended and Restated Articles of Incorporation as required and permitted by TEX. INS. CODE ANN. Art 3.05 and TEX. BUS. CORP. ACT art. 4.02 and art. 4.04 has been evidenced to the Commissioner of Insurance.

3. As a result of the Amended and Restated Articles of Incorporation, the APPLICANT will change its name from WESTERN NATIONAL LIFE INSURANCE COMPANY to AMERICAN GENERAL ANNUITY INSURANCE COMPANY.

4. The capital and surplus of APPLICANT is equal to or exceeds the minimum requirements of capital and surplus required by the Texas Insurance Code for a domestic stock life insurance company, and is the bona fide, unconditional, and unencumbered property of the company.

5. APPLICANT represents to the Commissioner of Insurance that its officers, directors and managing executives possess sufficient insurance experience, ability, and standing to render the continued success of the company probable.

6.       APPLICANT is acting in good faith.

                                CONCLUSION OF LAW

Based upon the foregoing findings of fact, the Commissioner of Insurance makes the following conclusions of law:

1. The Commissioner of Insurance has authority and jurisdiction over this application under TEX. INS. CODE ANN art. 3.05 .

2. The Commissioner of Insurance has authority to dispose of this matter under TEX. GOV'T CODE ANN.Section 2001.056, TEX. INS. CODE ANN. art. 1.33(e), and 28 TEX. ADMIN. CODE Section 1.47.

3. APPLICANT and staff have knowingly and voluntarily waived all procedural requirements for the entry of this order, including, but not limited to, notice of hearing, a public hearing, a proposal for decision, rehearing by the Commissioner of Insurance, and judicial review of the order as provided for in TEX. GOV'T CODE
         ANN.Sections 2001.051, 2001.052, 2001.145 and 2001.146, and TEX.
         INS. CODE ANN. art. 1.04.

4. Action by the Board of Directors and the sole Shareholder of APPLICANT authorizing permitted by the proposed amendment as required and permitted by TEX. INS. CODE ANN. art. 3.05 and TEX. BUS. CORP.

COMMISSIONER'S ORDER
WESTERN NATIONAL LIFE INSURANCE COMPANY
PAGE 2 OF 3




ACT art. 4.02 and art. 4.04 has been evidenced to the Commissioner of Insurance.

5. The proposed, amendment to the Amended and Restated Articles of 1ncorporation of APPLICANT is properly supported by the required documents.

IT IS, THEREFORE, THE ORDER of the Commissioner of Insurance that the Amended and Restated Articles of Incorporation of WESTERN NATIONAL LIFE INSURANCE COMPANY, Amarillo, Texas, changing its name from WESTERN NATIONAL LIFE INSURANCE COMPANY to AMERICAN GENERAL ANNUITY INSURANCE COMPANY, be and the same is hereby, approved.

IT IS FURTHER ORDERED that a Certificate of Authority be issued to AMERICAN GENERAL ANNUITY INSURANCE COMPANY, Amarillo, Texas, in accordance with this application and that thereupon the prior Certificate of Authority No. 10140, dated June 15, 1993, be canceled.

                                              ELTON BOMER
                                              COMMISSIONER OF INSURANCE

                                        BY:   /s/ Kathy A. Wilcox

                                              Kathy A. Wilcox, Director
                                              Insurer Services
                                              Order 94.0580




Recommended by

/s/ Lori Cottingham
Lori Cottingham, Insurance Specialist
Insurer Services

Agreed to by:
WESTERN NATIONAL INSURANCE COMPANY


/s/ Beverli Lee
(printed name)  Beverli Lee
Title:  Vice President

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                     WESTERN NATIONAL LIFE INSURANCE COMPANY


                                   ARTICLE ONE

         Western National Life Insurance Company (the "Corporation") pursuant to the provisions of Article 4.007 of the Texas Business Corporation Act and the Texas Insurance Code, hereby adopts Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                   ARTICLE TWO

         The Articles of Incorporation of the Corporation are amended by the Restated Articles of Incorporation as follows:

         a. The amendment changes Article I of the Amended Articles of Incorporation to read as follows:

                                   "ARTICLE I

         The name of the corporation is American General Annuity Insurance Company."

                                  ARTICLE THREE

         Each such amendment made by the Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and the Texas Insurance Code, and such Restated Articles of Incorporation and each such amendment made by the Restated Articles of Incorporation were duly adopted by a consent of the sole shareholder of the corporation on the day 3rd of December, 1997 .

                                  ARTICLE FOUR

         The number of shares outstanding at the time of these amendments and restatements was 50,000 and the number of shares entitled to vote on the Restated Articles of Incorporation as so amended was 50,000, the holder of all such 50,000 shares has signed a written consent to the adoption of such amendments and Restated Articles of Incorporation as so amended.

                                  ARTICLE FIVE

         The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Articles of Incorporation, which accurately copy the entire text thereof including the amendment as above set forth:

                  AMENDED AND RESTAED ARICLES OF INCORPORATION
                                       OF
                    AMERICAN GENERAL ANNUIT INSURANCE COMPANY
               (Formerly Western National Life Insurance Company)

                                    ARTICLE I

         The name of the corporation is American General Annuity Insurance Company.

                                   ARTICLE II

         The purpose for which the Corporation is formed is to transact the business of a life, health and accident insurance company, to write and issue policies of insurance contracting for the payment of money or other things of value, conditioned on the continuance or cessation of human life, or conditioned upon injury, disablement or death of persons resulting from traveling or general accidents by land or water, or conditioned upon loss by reason of disability due to sickness or ill health, and to write and issue policies of insurance insuring, guaranteeing, contracting or pledging for the payment of endowments or annuities, as such insurance business is now or thereafter permitted and authorized under Chapter 3 of the Texas Insurance Code, or other laws of the State of Texas, or any state, nation, country, territory, possession, principality or the District of Columbia, in which the Company is authorized to do business; and to reinsure any such insurance risk or any part thereof ceded to it by other insurance companies.

                                   ARTICLE III

         The principal office and place where the business of the corporation is to be transacted is Amarillo, Potter County, Texas.

                                   ARTICLE IV

         The period of duration of the Corporation shall be perpetual.

                                    ARTICLE V

         The number of Directors shall be no less than five (5) nor more than fifteen (15) and those persons elected as directors shall serve as directors until the next meeting of the shareholders or until their successors are elected and qualified.

                                   ARTICLE VI

         The amount of authorized capital is Five Million Dollars ($5,000,000.00) The number of authorized shares of capital stock is One Hundred Thousand (100,000) shares with a par value of Fifty Dollars ($50.00) each Fifty Thousand (50,000) shares representing at least fifty person (50%) of such authorized capital stock shares, have been in good faith subscribed and fully paid for. All such authorized shares shall be common shares of the same class, shall have one vote per share at all shareholder meetings and shall be equal in all respects. Shares may be redeemed by the Corporation and canceled only as authorized by the laws of this State.

                                   ARTICLE VII

         A director of thc Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for an act or omission in such director's capacity as a director, except for liability for (i) breach of a director's duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) an act or omission for which the liability of a director expressly is provided by statute; or (v) an act related to unlawful stock repurchase or payment of a dividend. If the laws of the State of Texas are hereafter amended to authorize corporate action further eliminating or limiting the personal liability of a director of the Corporation, then the liability of a director of the Corporation shall thereupon automatically bc eliminated or limited to the fullest extent permitted by such laws. Any repeal or modification of this Article VII by the shareholders of the Corporation shall not adversely affect any right or protection of a director existing at the time of such appeal or modification with respect to events or circumstances occurring or existing prior to such time.

         Dated this 3rd day of December, 1997.

                               AMERICAN GENERAL ANNUITY
                               INSURANCE COMPANY

                               Formerly, WESTERN NATIONAL LIFE INSURANCE COMPANY


                               BY:      /s/ John A. Graf
                                        John A. Graf, President

                               and:     /s/ Evelyn M. Curran
                                        Evelyn M. Curran, Secretary

STATE OF TEXAS                Section
                              Section
COUNTY OF HARRIS              Section

BEFORE ME, the undersigned authority, on this 3rd day of December, 1997, personally appeared John A. Graf and Evelyn M. Curran, who being by me first duly sworn, declared that they are the President and Secretary, respectively, of American General Annuity Insurance Company, (formerly Western National Life Insurance Company, as of the Effective Time), and that they signed the foregoing document as President and Secretary of such Corporation, and that the statements contained therein are true and correct.

Given under my hand and seal of office.

                                                /s/ Debra M. Green
                                                Notary Public, State of Texas
                                                My commission expires:  03/09/99